Exhibit 99.1

5000 Philadelphia Way • Lanham • Maryland • 20706-4417 • U.S.A.

Telephone: 301.731.4233 • Fax: 301.731.9606 • Internet: sales@integ.com • Web: http://www.integ.com

FOR IMMEDIATE RELEASE

CONTACT:	MEDIA CONTACT:
William M. Bambarger, Jr.	Ms. Kathryn Herr
Chief Financial Officer	Vice President, Marketing & Communications
Integral Systems, Inc.	Integral Systems, Inc.
Phone: 301-731-4233, Ext. 1244	Phone: 301-731-4233, Ext. 1104
Fax: 301-731-3183 mailto:katy.herr@gmail.com	Katy.Herr@integ.com
www.integ.com

Integral Systems Announces Audited Financial

Results for Fiscal Year 2008

Management announces successful completion of the 2008 audit – reiterating a record setting fiscal 2008 and solid outlook for fiscal year 2009

Lanham, Md., December 24, 2008 — Integral Systems, Inc. (NASDAQ-ISYS) (the “Company”) today reported audited financial results for the fourth quarter and fiscal year ended September 30, 2008. Revenue for the year was $160.2 million, up $31.5 million or 24.5% from fiscal 2007. Income from operations was $25.1 million compared to $16.9 million for fiscal 2007, and net income was $18.2 million ($1.01 per diluted share) compared to $12.8 million ($0.58 per diluted share) for fiscal 2007.

Revenue for the fourth quarter was $46.3 million, up $10.0 million or 27.5% from the same period in 2007. Income from operations was $7.6 million compared to $6.3 million for the fourth quarter of 2007. The fourth quarter of 2008 included approximately $1.5 million of audit related fees and approximately $0.7 million of non-cash stock compensation expense. Net income was $4.9 million ($0.28 per diluted share) compared to $4.8 million ($0.23 per diluted share) for the fourth quarter of 2007. All per share amounts reflect the 2:1 stock split effected by the Company during the fourth quarter of 2008.

“Integral Systems has achieved another milestone through successful completion of this comprehensive audit in its progression to an examplary organization for compliance, reporting, and transparency”, commented John Higginbotham, Chief Executive Officer. “We are pleased with our financial results for FY 2008 and feel we are positioned to achieve or potentially exceed comparable financial results for FY 2009.”

Bill Bambarger, Chief Financial Officer, added “We successfully transitioned our audit services to Ernst & Young for fiscal 2008. By hiring a world-class audit firm like E&Y, we are further emphasizing our focus on enhancing shareholder confidence, complying with applicable rules and standards, and building an infrastructure that is scalable to meet our future growth needs. E&Y applied their usual comprehensive audit process, and we are now looking forward to continuing our strong record of financial performance and to achieving our goals for fiscal 2009.”

The Company also filed its Annual Report on Form 10-K today. On December 11, 2008, the Company filed for a 15-day extension to the original filing deadline of December 15, 2008 due to the extensive effort involved to complete the audit for fiscal 2008. This filing results in the Company remaining current in all of its public filing obligations.

About Integral Systems

Integral Systems, Inc., applies more than 25 years experience developing innovative satellite communication systems for its government and commercial customers. Integral provides cost-effective solutions for ground, air, and space communications by integrating solutions from its subsidiary companies — SAT Corporation, Newpoint Technologies, Inc., Integral Systems Europe, RT Logic, and Lumistar. Customers have relied on the Integral family of companies to deliver on time and on budget for more than 250 satellite missions. Our dedication to customer service has solidified long-term relationships with the U.S. Air Force, NASA, NOAA, and nearly every satellite operator in the world. Integral Systems, Inc. is listed in Forbes’ Top 200 Small Companies in America for 2008. For more information, visit www.integ.com.

Except for statements of historical facts, this news release contains forward-looking statements about the Company, including but not necessarily limited to the Company’s financial projections, all of which are based on the Company’s current expectations. There can be no assurance that the Company’s projections will in fact be achieved and these projections do not reflect any acquisitions or divestitures that may occur in the future. The forward-looking statements contained in this news release are subject to additional risks and uncertainties, including the Company’s reliance on contracts and subcontracts funded by the U.S. government, intense competition in the ground systems industry, the competitive bidding process to which the Company’s government and commercial contracts are subject, the Company’s dependence on the satellite industry for most of its revenues, rapid technological changes in the satellite industry, the Company’s acquisition strategy and those other risks noted in the Company’s SEC filings. The Company assumes no obligation to update or revise any forward-looking statements appearing in this news release.

-more-

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2008 and 2007

(in thousands of dollars, except share amounts)

	September 30, 2008	September 30, 2007
	(audited)
Assets
Current assets:
Cash and cash equivalents	$15,026	$23,894
Marketable securities	—	568
Accounts receivable, net of allowance for doubtful accounts of $9 at September 30, 2008 and $170 at September 30, 2007	16,688	19,208
Unbilled revenues	18,656	16,530
Prepaid expenses and other current assets	2,542	2,636
Income tax receivable	4,782	541
Deferred contract costs	6,558	—
Inventory	7,237	5,145

Total current assets	71,489	68,522

Property and equipment, net	17,634	15,234
Goodwill	51,414	51,304
Intangible assets, net	—	22
Software development costs, net	—	198
Other assets	6,666	781

Total assets	$147,203	$136,061

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,163	$7,834
Accrued expenses	16,650	11,092
Deferred revenue	12,403	10,588
Income taxes payable	—	—

Total current liabilities	36,216	29,514
Other non-current liabilities	946	—

Total liabilities	37,162	29,514

Stockholders’ equity:
Common stock, $.01 par value, 80,000,000 shares authorized, and 17,246,034 and 18,762,344 shares issued and outstanding at September 30, 2008 and 2007, respectively	173	188
Additional paid-in capital	62,608	60,813
Retained earnings	47,249	45,537
Accumulated other comprehensive income	11	9

Total stockholders’ equity	110,041	106,547

Total liabilities and stockholders’ equity	$147,203	$136,061

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2008	2007	2008	2007
	(Unaudited)		(Audited)
Contract revenue	$46,344	$36,348	$160,170	$128,654
Cost of revenue	26,153	23,625	99,948	86,308

Gross profit	20,191	12,723	60,222	42,346

Operating Expenses:
Selling, general & administrative	11,279	5,959	32,105	23,377
Research & development	1,308	441	3,021	2,077

Total operating expense	12,587	6,400	35,126	25,454

Income from operations	7,604	6,323	25,096	16,892
Other income	(51)	592	211	2,236

Income before income tax	7,553	6,915	25,307	19,128

Provision for income taxes	2,638	2,108	7,133	6,302

Net income	$4,915	$4,807	$18,174	$12,826

Weighted average number of common shares - Basic	17,182	21,208	17,813	21,968

Earnings per share - Basic	$0.29	$0.23	$1.02	$0.58

Weighted average number of common shares - Diluted	17,444	21,196	18,008	21,985

Earnings per share - Diluted	$0.28	$0.23	$1.01	$0.58

Cash dividends per share	$—	$0.035	$—	$0.14

-more-

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Government Systems	$24,181	$18,139	$83,603	$67,655
Commercial Systems	7,835	8,348	28,748	26,079
Space Communications Systems	17,509	12,210	57,781	42,795
Elimination of intersegment sales	(3,181)	(2,349)	(9,962)	(7,875)

Total revenue	46,344	36,348	160,170	128,654

Cost of revenue:
Government Systems	15,532	14,328	58,788	54,155
Commercial Systems	5,763	5,340	19,135	15,721
Space Communications Systems	7,921	6,321	32,101	24,321
Elimination of intersegment sales	(3,063)	(2,364)	(10,076)	(7,889)

Total cost of revenue	26,153	23,625	99,948	86,308

Gross profit:
Government Systems	8,649	3,811	24,815	13,500
Gross Margin	35.8%	21.0%	29.7%	20.0%
Commercial Systems	2,072	3,008	9,613	10,358
Gross Margin	26.4%	36.0%	33.4%	39.7%
Space Communications Systems	9,588	5,889	25,680	18,474
Gross Margin	54.8%	48.2%	44.4%	43.2%
Elimination of intersegment sales	(118)	15	114	14

Total gross profit	20,191	12,723	60,222	42,346

Gross Margin	43.6%	35.0%	37.6%	32.9%
Operating expense:
Government Systems	6,696	2,874	17,630	11,080
Commercial Systems	1,777	1,581	5,939	6,077
Space Communications Systems	4,152	1,953	11,631	8,350
Elimination of intersegment sales	(38)	(8)	(74)	(53)

Total operating expense	12,587	6,400	35,126	25,454

Operating income:
Government Systems	1,953	937	7,185	2,420
Operating margin	8.1%	5.2%	8.6%	3.6%
Commercial Systems	295	1,427	3,674	4,281
Operating margin	3.8%	17.1%	12.8%	16.4%
Space Communications Systems	5,436	3,936	14,049	10,124
Operating margin	31.0%	32.2%	24.3%	23.7%
Elimination of intersegment sales	(80)	23	188	67

Total operating income	7,604	6,323	25,096	16,892

Operating margin	16.4%	17.4%	15.7%	13.1%

###